Exhibit 99.2

Vision Sensing Acquisition Corp. Announces Closing of

Initial Public Offering and Full Exercise of Over-Allotment Option

Miami, FL, November 3, 2021 — Vision Sensing Acquisition Corp. (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering of 10,120,000 units, including 1,320,000 units issued pursuant to the underwriters’ full exercise of the over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $101.2 million.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “VSACU” on November 1, 2021.

The Company is sponsored by the founders of Vision Sensing LLC and is led by a management team consisting of Chairman and Chief Executive Officer George Peter Sobek, Director, Chief Financial Officer and Secretary Hang Kon Louis Ma, and board members Joseph Mitchell Magen, William Welser IV and Garry Richard Stein.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on companies with operations in the vision sensing technologies (“VST”), including hardware chip solutions (such as chips, modules and systems), VST-related application software, artificial intelligence (“AI”) and other peripheral technologies that assist to integrate and/or supplement VST applications. There is no restriction in the geographic location of targets the Company can pursue, however, it expressly disclaims any intent to and will not consummate a business combination with a target business located in China or Hong Kong.

Each unit sold in the offering consists of one share of the Company’s Class A common stock and three-quarters of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols “VSAC” and “VSACW,” respectively.

EF Hutton, division of Benchmark Investments, LLC served as sole book-running manager on the offering.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of units, $102,718,000 was placed in the Company’s trust account. An audited balance sheet of the Company as of November 3, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained by contacting EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on October 29, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT VISION SENSING ACQUISITION CORP.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

George Peter Sobek
Chairman and Chief Executive Officer
Tel: (786) 633-2520
Email: georgesobek@hotmail.co.uk